INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INTERNATIONAL TRUST

       AGREEMENT made as of this 26th day of October, 2011 between SEI Investments Management Corporation
(the Adviser) and J O Hambro Capital Management
Limited  (the Sub-Adviser).

       WHEREAS, SEI Institutional International
Trust, a Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

       NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Duties of
the Sub-Adviser. Subject to supervision by the Adviser and the Trusts Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)         The Sub-Adviser shall, in
consultation with and subject to the
direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)         In the performance of its duties
and obligations under this Agreement,
the Sub-Adviser shall act in conformity
with the Trusts Declaration of Trust (as defined herein), Prospectus, Compliance
Policies and Procedures and with the
instructions and directions of the
Adviser and of the Board of Trustees of
the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the
Code), and all other applicable federal
and state laws and regulations, as each
is amended from time to time.

(c)         The Sub-Adviser shall determine
the Assets to be purchased or sold by a
Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in a Funds Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-
Adviser will use its best efforts to
seek on behalf of each Fund the best
overall terms available.  In assessing
the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the
Exchange Act)).  Consistent with any
guidelines established by the Board of
Trustees of the Trust and
Section 28(e) of the Exchange Act, the
Sub-Adviser is authorized to pay to a
broker or dealer who provides such
brokerage and research services a
commission for executing a portfolio
transaction for a Fund which is in
excess of the amount of commission
another broker or dealer would have
charged for effecting that transaction
if, but only if, the Sub-Adviser
determines in good faith that such
commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-
Adviser to its discretionary clients,
including a Fund.  In addition, the Sub-
Adviser is authorized to allocate
purchase and sale orders for securities
to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub-
Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-
Adviser or the principal underwriter,
acting as principal in the transaction,
except to the extent permitted by the
Securities and Exchange Commission (SEC) and the 1940 Act.

(d)         The Sub-Adviser shall maintain all
books and records with respect to
transactions involving the Assets
required by subparagraphs (b)(5), (6),
(7), (9), (10) and (11) and paragraph
(f) of Rule 31a-1 under the 1940 Act.
The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request;
provided, however, that the Sub-Adviser
may retain a copy of such records.  In
addition, for the duration of this
Agreement, the Sub-Adviser shall
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any such
records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)         The Sub-Adviser shall provide a
Funds custodian on each business day
with information relating to all
transactions concerning a Funds Assets
and shall provide the Adviser with such
information upon request of the Adviser.

(f)        To the extent called for by the
Trusts Compliance Policies and
Procedures, or as reasonably requested
by a Fund, the Sub-Adviser shall provide the Fund with information and advice regarding Assets to assist the Fund in determining the appropriate valuation of such Assets.

(g)         The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)         The Sub-Adviser shall promptly
notify the Adviser of any financial
condition that is reasonably likely to
impair the Sub-Advisers ability to
fulfill its commitment under this
Agreement.

             (i)         Except under the
circumstances set forth in
subsection (ii), the Sub-Adviser
shall not be responsible for
reviewing proxy solicitation
materials or voting and handling
proxies in relation to the
securities held as Assets in a
Fund.  If the Sub-Adviser receives
a misdirected proxy, it shall
promptly forward such misdirected
proxy to the Adviser.

(ii)        The Sub-Adviser hereby
agrees that upon 60 days written
notice from the Adviser, the Sub-
Adviser shall assume
responsibility for reviewing proxy
solicitation materials and voting
proxies in relation to the
securities held as Assets in a
Fund.  As of the time the Sub-
Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(ii), the Adviser shall instruct
the custodian and other parties
providing services to a Fund to
promptly forward misdirected
proxies to the Sub-Adviser.

(j)         In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund.  The
Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

(k)        On occasions when the Sub-Adviser
deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-
Adviser, the Sub-Adviser may, to the
extent permitted by applicable law and
regulations, aggregate the order for
securities to be sold or purchased.  In
such event, the Sub-Adviser will
allocate securities so purchased or
sold, as well as the expenses incurred
in the transaction, in a manner the Sub-
Adviser reasonably considers to be
equitable and consistent with its
fiduciary obligations to a Fund and to
such other clients under the
circumstances.

(l)         The Sub-Adviser shall provide to
the Adviser or the Board of Trustees
such periodic and special reports,
balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request. The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust with
the SEC or sent to shareholders under
the 1940 Act (including the
rules adopted thereunder) or any
exemptive or other relief that the
Adviser or the Trust obtains from the
SEC.

To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.          Duties of the Adviser.  The Adviser
shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts
Declaration of Trust (as defined herein), Prospectus, Compliance Policies and
Procedures, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.          Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)           The Trusts Agreement and
Declaration of Trust, as filed with the
Secretary of State of the Commonwealth
of Massachusetts (such Agreement and
Declaration of Trust, as in effect on
the date of this Agreement and as
amended from time to time, herein called the Declaration of Trust);

(b)           By-Laws of the Trust (such By-
Laws, as in effect on the date of this
Agreement and as amended  from time to
time, are herein called the By-Laws);
and

(c)           Prospectus of each Fund.

4.          Compensation to the Sub-Adviser.  For
the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement.
[SENTENCE REDACTED]. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero.
Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.          Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages
(including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement;
provided, however, that the Advisers
obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.          Duration and Termination.  This
Agreement shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act
Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund,
(b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.          Compliance Program of the Sub-Adviser.
The Sub-Adviser hereby represents and warrants that:

(a)         in accordance with Rule 206(4)-7
under the Investment Advisers Act of
1940, as amended (the Advisers Act), the
Sub-Adviser has adopted and implemented
and will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)         to the extent that the Sub-
Advisers activities or services could
affect a Fund, the Sub-Adviser has
adopted and implemented and will
maintain written policies and procedures that are reasonably designed to prevent violation of the federal securities laws
(as such term is defined in Rule 38a-1
under the 1940 Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Paragraph 7(b), along with the policies and procedures referred to in Paragraph 7(a), are referred to herein as the Sub-Advisers
Compliance Program).

8.           Reporting of Compliance Matters.

(a)       The Sub-Adviser shall promptly
provide to the Trusts Chief Compliance
Officer (CCO) the following documents:

(i)         copies of all SEC
examination correspondences,
including correspondences
regarding books and records
examinations and sweep
examinations, issued during the
term of this Agreement, in which
the SEC identified any concerns,
issues or matters (such
correspondences are commonly
referred to as deficiency letters)
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto;

(ii)         a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program;

(iii)        a report of any material
changes to the policies and
procedures that compose the Sub-
Advisers Compliance Program;

(iv)        a copy of the Sub-Advisers
chief compliance officers report
(or similar document(s) which
serve the same purpose) regarding
his or her annual review of the
Sub-Advisers Compliance Program,
as required by Rule 206(4)-7 under
the Advisers Act; and

(v)         an annual (or more
frequently as the Trusts CCO may
reasonably request) representation
regarding the Sub-Advisers
compliance with Paragraphs 7 and 8
of this Agreement.

(b)        The Sub-Adviser shall also provide
the Trusts CCO with:

(i)          reasonable access to the
testing, analyses, reports and
other documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub-
Advisers Compliance Program; and

(ii)         reasonable access, during
normal business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-arranged
on-site compliance related due
diligence meetings with personnel
of the Sub-Adviser.

9.          Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

10.        Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:

SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Legal
Department




To the Trusts CCO at:

SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery



To the Sub-Adviser
at:

J O Hambro Capital
Management Limited
Ground Floor
Ryder Court
14 Ryder Street
London
SW1Y 6QB
UK
Attention: Helen Vaughan





12.        Noncompete Provisions.

       (a)        The Sub-Adviser hereby agrees that,
the Sub-Adviser will:

(i)          waive enforcement of any
noncompete agreement or other
agreement or arrangement to which
it is currently a party that
restricts, limits, or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services and will transmit to any
person or entity notice of such
waiver as may be required to give
effect to this provision; and

(ii)         not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services.

(b)         Notwithstanding any termination of
this Agreement, the Sub-Advisers
obligations under this Paragraph 12
shall survive.

13.        Amendment of Agreement.  This Agreement
may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

14.         Entire Agreement.  This Agreement
embodies the entire agreement and
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of thisAgreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.           Miscellaneous.

(a)         A copy of the Declaration of Trust
is on file with the Secretary of State
of the Commonwealth of Massachusetts,
and notice is hereby given that the
obligations of this instrument are not
binding upon any of the Trustees,
officers or shareholders of a Fund or
the Trust.

(b)         Where the effect of a requirement
of the 1940 Act or Advisers Act
reflected in any provision of this
Agreement is altered by a rule,
regulation or order of the SEC, whether
of special or general application, such
provision shall be deemed to incorporate the effect of such rule, regulation or order.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments
Management Corporation

J O Hambro Capital
Management Limited



By:

By:



/s/ Sandra M. Schaufler

/s/ Suzy Neubert



Name:

Name:



Sandra M. Schaufler

Suzy Neubert



Title:

Title:



Vice President

Director




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J O Hambro Capital Management Limited

As of October 26, 2011

SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Equity Fund





Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J O Hambro Capital Management Limited

As of October 26, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

[REDACTED]






Agreed and Accepted:

SEI Investments
Management Corporation

J O Hambro Capital
Management Limited



By:

By:
/s/ Sandra M. Schaufler

/s/ Suzy Neubert



Name:

Name:



Sandra M. Schaufler

Suzy Neubert



Title:

Title:



Vice President

Director





1